Exhibit 5.1

One Arts Plaza, 1722 Routh Street, Suite 1500 | Dallas, TX 75201 | T 214.964.9500 | F 214.964.9501 Holland & Knight LLP | www.hklaw.com
January 13, 2026
EquipmentShare.com Inc.
5710 Bull Run Drive
Columbia, MO, 65201
Re:    Registration Statement on Form S-1
Ladies and Gentlemen:
We have acted as special counsel to EquipmentShare.com Inc., a Texas corporation (the “Company”), with respect to the registration statement on Form S-1 (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the offer and sale by (i) the Company of 30,500,000 shares of Class A common stock, par value $0.00000125 per share (the “Primary Shares”) and (ii) the selling shareholders named in the Registration Statement of up to 4,575,000 shares of Class A common stock, par value $0.00000125 per share, that the underwriters will have a right to purchase from such selling shareholders to cover over-allotments (the “Secondary Shares” and together with the Primary Shares, the “Shares”. The Shares are being offered and sold pursuant to a prospectus (the “Prospectus”) forming a part of the Registration Statement.
In connection with the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the form of Amended and Restated Certificate of Formation that is filed as Exhibit 3.1 to the Registration Statement; (ii) the form of Amended and Restated Bylaws of the Company that are filed as Exhibit 3.2 to the Registration Statement, (iii) the Registration Statement, (iv) the form of the underwriting agreement proposed to be entered into between the Company and the underwriters named therein (the “Underwriting Agreement”) that is filed as Exhibit 1.1 to the Registration Statement, and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

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EquipmentShare.com Inc.
January 13, 2026

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) as to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement, the Underwriting Agreement, and the other documents referenced herein and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company, (v) each person who has taken any action relevant to any of our opinions in the capacity of director or officer of the Company was duly elected or appointed to or otherwise occupied that director or officer position and held that position when such action was taken, (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and (vii) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the Prospectus relating thereto. We have further assumed that each of the documents identified in clauses (i) through (iv) of the preceding paragraph will be entered into, adopted or filed as appropriate. We have not independently established the validity of the foregoing assumptions.
Based upon the foregoing and subject to the qualifications and limitations herein set forth herein, we are of the opinion that:
1.    With respect to the Primary Shares being registered under the Registration Statement, when:
(a)    the Amended and Restated Certificate of Formation in the form set forth as Exhibit 3.1 to the Registration Statement is filed and effective with the Secretary of State of the State of Texas,
(b)    the Pricing Committee of the Board of Directors of the Company has determined the price at which the Primary Shares are to be sold,
(c)    such Primary Shares shall have been properly issued in accordance with the Underwriting Agreement, and
(d)    the consideration therefor provided for in the Underwriting Agreement (not less than the par value of such Primary Share) and approved by the Pricing Committee of the Board of Directors of the Company, shall have been paid, such Primary Shares shall have been validly issued, fully paid and non-assessable.
2.    With respect to the Secondary Shares being registered under the Registration Statement, when the Amended and Restated Certificate of Formation in the form set forth as Exhibit 3.1 to the Registration Statement is filed and effective with the Secretary of State of the State of Texas, such Secondary Shares shall be validly issued, fully paid and non-assessable.

EquipmentShare.com Inc.
January 13, 2026

Our opinion is limited to the Texas Business Organizations Code (including all reported judicial decisions interpreting such law), and we do not express any opinion herein concerning any other laws.
This opinion letter is rendered to you in connection with the transactions contemplated by the Registration Statement. This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.
We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference of our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

/s/ Holland & Knight LLP